UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2012

CTS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana	46514
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition.

On December 21, 2012, CTS Corporation (“CTS”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Wanxiang Product Development Corp. (“Wanxiang”), RB D&R, LLC (“RB D&R”) and Anthony Urban (“Urban” and together with Wanxiang and RB D&R, the “Sellers”), whereby CTS completed the purchase from Sellers of all of the issued and outstanding membership interests of D & R Tech II, L.L.C. (the “Company”) for an aggregate purchase price of approximately $63.5 million in cash. Pursuant to the Purchase Agreement, the Company became a wholly-owned subsidiary of CTS.

The Company, through its subsidiaries (including D&R Technology, LLC), engages in the custom design and manufacturing of non-contact sensors, non-contact switches and electromechanical assemblies, which are used by automotive and industrial companies.

Item 8.01	Other Events.

On December 21, 2012, CTS issued a press release announcing the signing and closing of the Purchase Agreement. A copy of this press release is attached to this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1	Membership Interest Purchase Agreement dated December 21, 2012 between CTS Corporation, Wanxiang Product Development Corp., RB D&R, LLC and Anthony Urban

99	Press Release dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

By:	/s/ John R. Dudek
Name:	John R. Dudek
Title:	Vice President, General Counsel and Secretary

Date: December 21, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Membership Interest Purchase Agreement dated December 21, 2012 between CTS Corporation, Wanxiang Product Development Corp., RB D&R, LLC and Anthony Urban

99	Press Release dated December 21, 2012